UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 22, 2017 (November 22, 2017)

Laureate Education, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38002	52-1492296
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South Exeter Street

Baltimore, MD 21202

(Address of principal executive offices, including zip code)

(410) 843-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.  Entry into a Material Definitive Agreement.

On November 22, 2017, LEI European Investments B.V., a Netherlands private limited company (the “Seller”), and Laureate International B.V., a Netherlands private limited company (the “Guarantor”), both of which are indirect wholly owned subsidiaries of Laureate Education, Inc. (the “Company”), entered into a Sale and Purchase Agreement (the “Agreement”) with Galileo Global Education Midco S.à R.L., a Luxembourg limited liability company (the “Purchaser”).  Pursuant to the Agreement, the Purchaser will purchase from the Seller all of the issued and outstanding shares in the capital of European University — Cyprus Ltd (“EUC”) and Laureate Italy S.r.L. (“Laureate Italy”), and the Guarantor will guarantee the obligations of the Seller.  EUC is the corporate entity that operates European University Cyprus, a leading fully comprehensive university in Cyprus, and Laureate Italy is the parent company of Nuova Accademia, S.r.L., which operates Nuova Accademia di Belle Arti Milano (NABA) and Domus Academy, which collectively make up one of the largest private fine arts academies in Milan, Italy.

The transaction value under the Agreement is €225 million (or approximately $263 million at the current rate of exchange), subject to customary closing adjustments, and the parties expect that the transaction will close in January 2018, subject to customary closing conditions.  For the 12-month period ending September 30, 2017, EUC and Laureate Italy collectively had $81.0 million in revenue, $15.4 million in operating income and $3.5 million in depreciation and amortization and as of September 30, 2017 collectively had approximately 9,000 students.

The Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2017.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties.  You can identify forward-looking statements because they contain words such as “subject to,” “expect” or similar expressions that concern the Company’s strategy, plans or intentions.  Any statements we make relating to the closing date of the transaction described herein is a forward-looking statement.  Forward-looking statements are based on the Company’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from the Company’s expectations are set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017, June 30, 2017 and September 30, 2017 under the caption “Risk Factors.”

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAUREATE EDUCATION, INC.

By:	/s/ Eilif Serck-Hanssen
Eilif Serck-Hanssen
President, Chief Financial Officer and Chief Administrative Officer

Date: November 22, 2017

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